Exhibit 4.3

EXECUTION VERSION

FIFTEENTH SUPPLEMENTAL INDENTURE

Dated as of November 4, 2026

to

INDENTURE

Dated as of August 8, 2013

by and among

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION,
as Issuer

THE GUARANTORS PARTY HERETO,
as Guarantors

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Original Trustee
 (as successor to Wells Fargo Bank, National Association)

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Series Trustee

$500,000,000 5.900% Notes due 2037

i

ii

THIS FIFTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of November 4, 2026, by and among WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), each of the GUARANTORS (as defined herein), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION (as successor to Wells Fargo Bank, National Association), as legacy trustee (the “Original Trustee”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee for the Notes (as defined below) (the “Series Trustee”).

WHEREAS, the Company and the Original Trustee entered into that certain Indenture dated as of August 8, 2013, as supplemented by the Second Supplemental Indenture, dated as of November 3, 2016, by and among the Company, the guarantors party thereto and the Original Trustee (together, the “Original Indenture”; the Original Indenture as supplemented by this Supplemental Indenture, the “Indenture”), which provides for the issuance by the Company from time to time of Securities, in one or more series as provided therein;

WHEREAS, the Company has determined to issue a series of Securities as provided herein;

WHEREAS, Section 2.2 of the Original Indenture provides that certain terms and conditions for each series of Securities issued by the Company and guaranteed by the Guarantors thereunder may be set forth in an indenture supplemental to the Indenture;

WHEREAS, Section 9.1(h) of the Original Indenture provides the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 2.2 of the Original Indenture;

WHEREAS, Section 2.2.13 of the Original Indenture provides that a supplemental indenture establishing a series of Securities shall establish a trustee, authenticating agent and paying agent with respect to such series of Securities, if different from those set forth in the Original Indenture;

WHEREAS, Section 9.1(k) of the Original Indenture provides the Company and the Trustee may enter into an indenture supplemental to the Indenture to evidence and provide for the acceptance of and appointment of a trustee with respect to the Securities of one or more series and to add to or change any of the provisions of the Original Indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

WHEREAS, the Company desires to appoint the Series Trustee to henceforth serve as the Trustee under the Indenture, in each case with respect to, and only with respect to, the Notes (as defined below) and each series of Securities created and issued after the date of this Supplemental Indenture, and the Series Trustee is willing to accept such appointment;

WHEREAS, the Original Trustee shall remain the Trustee under the Indenture solely with respect to each of the series of Securities as to which it has served and continues to serve as Trustee under the Original Indenture;

WHEREAS, the Company desires to appoint the Series Trustee as the Registrar, Transfer Agent and Paying Agent under the Indenture, in each case with respect to, and only with respect to, the Notes; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.       Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)          Capitalized terms used but not defined herein shall have the respective meanings given to them in the Original Indenture;

(b)          All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

(c)          The following terms shall have the indicated definitions and if the definition of any of the following terms differs from its respective definition set forth in the Indenture, the definition set forth herein shall control:

“Acceleration Event” has the meaning specified in Section 2.14(b)(ii)(2).

“Attributable Debt” with regard to a Sale and Leaseback Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes then outstanding under the Indenture) compounded semi-annually.  In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (x) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but shall not include any rent that would be required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Board of Directors” means the Board of Directors of the Company.

“Capital Stock” means:

(a)          in the case of a corporation, capital stock;

(b)          in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(c)          in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(d)          any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any one of the following after the Issue Date: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s shares of Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of the Board of Directors cease to be Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Offer” has the meaning specified in Section 2.07.

“Change of Control Payment Date” has the meaning specified in Section 2.07.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change).  Unless at least two of the three Rating Agencies are providing a rating for the Notes, the Notes will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.  Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Company” has the meaning specified in the preamble.

“Consolidated Net Tangible Assets” means, on the date of any determination, all assets minus:

(a)          all applicable depreciation, amortization and other valuation reserves;

(b)          all current liabilities; and

(c)          all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles,

in each case as set forth on the most recently available consolidated balance sheet of the Company prepared in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors who:

(a)          was a member of the Board of Directors on the Issue Date; or

(b)          was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

“Debt” means (without duplication), with respect to any Person, (1) all obligations of such Person, to the extent such obligations would appear as a liability on the consolidated balance sheet of such Person, in accordance with GAAP, (a) for money borrowed, (b) evidenced by bonds, debentures, notes or other similar instruments, (c) in respect of letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, or (d) that constitute capital lease obligations of such Person, and (2) all guarantees by such Person of debt of another Person.

“Depositary” means with respect to the Notes, The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc., and its successors.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Guarantor” means, with respect to the Notes, each Person that executes this Supplemental Indenture as a guarantor and its respective successors and assigns and any other Person that executes a Notation of Guarantee in accordance with the provisions of the Indenture with respect to such Notes, in each case until the Guarantee of such Person with respect to such Notes has been released in accordance with the provisions of the Indenture.

“H.15” has the meaning assigned to such term in the definition of Treasury Rate.

“H.15 TCM” has the meaning assigned to such term in the definition of Treasury Rate.

“incur” means, directly or indirectly, to issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition (by way of merger, consolidation or otherwise)), or otherwise become responsible for, contingently or otherwise.

“Indenture” has the meaning specified in the recitals.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Company in accordance with the definition of “Rating Agency.”

“Issue Date” means, with respect to the Notes to be initially authenticated and delivered pursuant to Section 2.02, November 4, 2026.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, security interest, statutory or other lien, or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention having substantially the same economic effect as any of these.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by the Company or a Restricted Subsidiary, less the sum of all payments, fees, commissions and expenses incurred in connection with such Sale and Leaseback Transaction, and less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary in connection with such Sale and Leaseback Transaction in the taxable year that such Sale and Leaseback Transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Notes” has the meaning specified in Section 2.01.

“Original Indenture” has the meaning specified in the recitals.

“Original Trustee” has the meaning specified in the preamble.

“Par Call Date” has the meaning specified in Section 2.06(a).

“Payment Default” has the meaning specified in Section 2.14(b)(ii)(1).

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property owned or leased by the Company or any Restricted Subsidiary, whether owned on the date hereof or thereafter, that has a gross book value in excess of 1% of the Company’s Consolidated Net Tangible Assets.  Any plant, warehouse, office building or parcel of real property, or portion thereof, which the Board of Directors determines by resolution is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole will not be Principal Property.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to provide rating services to issuers or investors, the Company may appoint another “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that the Company shall give written notice of such appointment to the Series Trustee.

“Remaining Life” has the meaning assigned to such term in the definition of Treasury Rate.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or any of its Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Series Trustee” has the meaning specified in the preamble.

“Special Purpose Subsidiary” means a Subsidiary that is engaged solely in the business of acquiring, selling, collecting, financing or refinancing receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto.

“Subsidiary” means any entity of which the Company, or the Company and one or more of its Subsidiaries, or any one or more of its Subsidiaries, directly or indirectly, own more than 50% of the outstanding voting stock.

“Supplemental Indenture” has the meaning specified in the preamble.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”).  In determining the Treasury Rate, the Company shall select, as applicable:  (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.  For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date.  If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trigger Period” has the meaning assigned to such term in the definition of Change of Control Triggering Event.

“Unrestricted Subsidiary” means any Subsidiary of the Company:

(1)          the principal business of which consists of finance, banking, credit, leasing, insurance, financial services or other similar operations;

(2)          which is a Special Purpose Subsidiary;

(3)          substantially all the assets of which consist of the Capital Stock of a Subsidiary or Subsidiaries engaged in the operations referred to in the preceding clauses (1) or (2); or

(4)          designated as an Unrestricted Subsidiary by resolution of the Board of Directors and which, in the opinion of the Board of Directors, is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole.

“Voting Stock” solely as used in the definition of the term “Change of Control,” means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE 2
ESTABLISHMENT OF SECURITIES

The following provisions of this Article 2 and certain provisions of Article 3 are made pursuant to Section 2.2 of the Original Indenture in order to establish and set forth the terms of the series of Securities described in Section 2.01.

Section 2.01.       Title of Securities.

There is hereby established a series of Securities designated the “5.900% Senior Notes due 2037” (the “Notes”).

Section 2.02.        Aggregate Principal Amount of Notes.

There are initially to be authenticated and delivered $500,000,000 principal amount of the Notes.  Such principal amount of the Notes may be increased from time to time pursuant to Section 2.2 of the Original Indenture.

All Notes of this series need not be issued at the same time and this series may be reopened at any time, without the consent of any Holder, for issuances of additional Notes of this series.  Any such additional Notes will have the same ranking, interest rate, maturity date, redemption rights and other terms as the Notes initially issued, other than the issue date, the issue price and, if applicable, the first interest payment date and the first date from which interest will accrue.  Any such additional Notes, together with the Notes initially issued, will constitute a single series of Securities under the Indenture; provided, however, that if such additional Notes are not fungible for U.S. federal income tax purposes with the originally issued Notes, such additional Notes shall be issued under a separate CUSIP number.

Nothing contained in this Section 2.02 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or the Guarantors or authentication or delivery by the Series Trustee of Notes under the circumstances contemplated by Sections 2.7, 2.8, 2.11 and 9.6 of the Original Indenture.

The Notes shall be issued in registered form without coupons.  The Notes shall be in substantially the form of Exhibit A hereto.  The form of the Series Trustee’s certificate of authentication for the Notes shall be in substantially the form set forth in the form of Note attached hereto.  Each Note shall be dated the date of authentication thereof.  The entire initially issued principal amount of the Notes shall initially be evidenced by one or more Global Securities registered in the name of the Depositary.  The Notes shall not be issuable in definitive form except under limited circumstances specified in Section 2.14 of the Original Indenture.

Section 2.03.        Payment of Principal and Interest on the Notes.

The Notes will mature on February 25, 2037. If February 25, 2037 is not a Business Day, the related payment of interest and principal on such maturity date shall be made on the next succeeding Business Day, as if it were made on the date such payment was due, and no interest on such payment shall accrue for the period from and after February 25, 2037. The Notes shall bear interest at the rate of 5.900% per annum.  Interest on the Notes will be payable semi-annually, in cash, in arrears on February 25 and August 25 of each year, commencing on February 25, 2027, to the Holders thereof at the close of business on the immediately preceding February 10 and August 10 of each year.  Interest on the Notes will accrue from and including the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from and including the Issue Date.  Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date (as defined in the form of Note attached hereto as Exhibit A) on the Notes is not a Business Day, the payment of interest will be made on the next succeeding Business Day and no additional interest will accrue on the amount so payable for the period from and after such Interest Payment Date to the next succeeding Business Day.

Section 2.04.       Denominations.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.05.       Authentication.

The Series Trustee or an authenticating agent shall authenticate and deliver the Notes in accordance with Section 2.3 of the Original Indenture.

Section 2.06.       Optional Redemption.

(a)          Prior to November 25, 2036 (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)         (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued thereon to the date of redemption, and

(2)         100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

(b)          The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(c)          Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

(d)          The calculation or determination of the redemption price shall be made by the Company or on its behalf by such Person as the Company shall designate.  For the avoidance of doubt, the calculation or determination of the redemption price, including the determination of any Treasury Rate, shall not be the obligation or responsibility of the Series Trustee or Paying Agent.

(e)          Installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the registered Holders as of the close of business on the relevant record date.

(f)          Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures), in accordance with Section 10.1 of the Original Indenture, at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII of the Original Indenture.

The notice shall identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(1)         the redemption date;

(2)         the redemption price or the methodology for the calculation thereof and the amount of accrued interest, if any, to be paid;

(3)         if any Global Security is being redeemed in part, the portion of the principal amount of such Global Security to be redeemed and that, after the redemption date upon surrender of such Global Security, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(4)         if any Certificated Security is being redeemed in part, the portion of the principal amount of such Certificated Security to be redeemed, and that, after the redemption date, upon surrender of such Certificated Security, a new Certificated Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Certificated Security;

(5)         the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

(6)         that the Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price;

(7)         that, unless the Company defaults in making such redemption payment, interest on the Notes called for redemption cease to accrue on and after the redemption date;

(8)         that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(9)         the paragraph of the Notes and/or Section of the Indenture or any supplemental indenture pursuant to which the Notes called for redemption are being redeemed; and

(10)       that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.

At the Company’s written request delivered at least 20 days prior to the redemption date (unless a shorter notice period is agreed to by the Series Trustee), the Series Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

(g)          In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Series Trustee in its sole discretion deems appropriate and fair.  No Notes of a principal amount of $2,000 or less will be redeemed in part.  If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed.  A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note.  For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Section 2.07.        Offer to Repurchase Upon Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes as set forth in Section 2.06(a), each Holder of the Notes shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes as set forth in this Section 2.07 (the “Change of Control Offer”), at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to the Change of Control Payment Date (as defined below) will be payable on the applicable Interest Payment Date to the registered Holders as of the close of business on the relevant record date.

Within 30 days following the date upon which a Change of Control Triggering Event with respect to the Notes occurs or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall be required to deliver a written notice to each Holder of Notes at its registered address, with a copy to the Series Trustee, which written notice will govern the terms of the Change of Control Offer.  Such written notice will state, among other things, the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such written notice is delivered, other than as may be required by law (the “Change of Control Payment Date”).  The written notice, if delivered prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.  Holders of the Notes electing to have such Notes repurchased pursuant to a Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the written notice, or transfer the Holder’s Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

The Company shall not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by the Company, and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The Company shall comply in all material respects with the requirements, to the extent applicable, of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with this Section 2.07, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 2.08.       Additional Guarantees.

If, after the date of this Supplemental Indenture, any Subsidiary that is not already a Guarantor (including, without limitation, any Subsidiary acquired or created after the date of this Supplemental Indenture) guarantees any Debt of either the Company or a Guarantor, then in either case that Subsidiary shall become a Guarantor by executing a supplemental indenture and delivering it to the Series Trustee within 15 Business Days of the date on which it guaranteed such Debt.

Section 2.09.       Sinking Fund.

The Notes shall not have the benefit of a sinking fund.

Section 2.10.       Paying Agent.

In accordance with Article 3, the Series Trustee shall initially serve as Paying Agent with respect to the Notes, with the place of payment for all Notes initially being the Corporate Trust Office of the Series Trustee.

Section 2.11.       Limitation on Liens.

(a)          The Company shall not, and shall not permit any Restricted Subsidiary to, incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any Restricted Subsidiary (in each case, whether owned on the date of this Supplemental Indenture or hereafter acquired) without making effective a provision that the Notes shall be secured equally and ratably with (or prior to) such secured Debt, for so long as such secured Debt will be so secured.

(b)          The restriction set forth in paragraph (a) above shall not apply to Debt secured by:

(i)          any Liens existing prior to the Issue Date;

(ii)         any Liens on property of, shares of stock of (or other interests in) or Debt of any entity existing at the time such entity becomes a Restricted Subsidiary;

(iii)        any Liens on property of, shares of stock of (or other interests in) or Debt of any entity (a) existing at the time of acquisition of such property or shares (or other interests) (including acquisition through merger or consolidation), provided that any such Lien was in existence prior to the date of such acquisition, was not incurred in anticipation thereof and does not extend to any other property, (b) to secure the payment of all or any part of the purchase price of such property or shares (or other interests) or the costs of construction or improvement of such property or (c) to secure any Debt incurred prior to, at the time of, or within 270 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 270 days after the acquisition of such shares (or other interests) for the purpose of financing all or any part of the purchase price of such property or shares (or other interests) or the costs of construction thereon;

(iv)        any Liens in favor of the Company or any Restricted Subsidiary;

(v)         any Liens in favor of, or required by contracts with, governmental entities; and

(vi)        any extension, renewal or replacement of any Lien referred to in any of the preceding clauses, provided that such extension, renewal or replacement Lien will be limited to the same property that secured the Lien so extended, renewed or replaced and will not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement.

(c)          Notwithstanding the restrictions set forth in paragraph (a) above, the Company or any Restricted Subsidiary may incur, suffer to exist or guarantee any Debt secured by a Lien on any Principal Property or on any shares of stock of (or other interests in) any Restricted Subsidiary if, after giving effect thereto and together with the value of Attributable Debt outstanding pursuant to Section 2.12(c), the aggregate amount of such Debt outstanding does not exceed the greater of 15% of the Company’s Consolidated Net Tangible Assets and $200.0 million.

For purposes of this Section 2.11, an “acquisition” of property (including real, personal or intangible property or shares of Capital Stock or Debt) shall include any transaction or series of transactions by which the Company or a Restricted Subsidiary acquires, directly or indirectly, an interest, or an additional interest (to the extent thereof), in such property, including an acquisition through merger or consolidation with, or an acquisition of an interest in, a Person owning an interest in such property.

This Section 2.11 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

Section 2.12.       Limitation on Sale and Leaseback Transactions.

(a)          The Company and its Restricted Subsidiaries shall not enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(i)          the Company or such Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property involved in such Sale and Leaseback Transaction at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction, without equally and ratably securing the Notes pursuant to Section 2.11; or

(ii)         the proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Board of Directors) and the Company applies an amount equal to the Net Proceeds of such Sale and Leaseback Transaction within 180 days of such Sale and Leaseback Transaction to any (or a combination) of:

(A)        the prepayment or retirement of the Notes,

(B)        the prepayment or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of other Debt of the Company or of a Restricted Subsidiary (other than Debt that is subordinated to the Notes or Debt owed to the Company or a Restricted Subsidiary) that matures more than 12 months after its creation or matures less than 12 months after its creation but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond 12 months from its creation, or

(C)         the purchase, construction, development, expansion or improvement of other comparable property.

(b)          The restriction set forth in paragraph (a) above shall not apply to any Sale and Leaseback Transaction, and there shall be excluded from Attributable Debt in any computation described in this Section 2.12 or in Section 2.11(c), with respect to any such transaction:

(i)          solely between the Company and a Restricted Subsidiary or solely between Restricted Subsidiaries; or

(ii)         in which the applicable lease is for a term, including renewal rights, of not more than three years.

(c)          Notwithstanding the restrictions set forth in paragraph (a) above, the Company will be permitted to enter into Sale and Leaseback Transactions otherwise prohibited by this Section 2.12, the Attributable Debt with respect to which, together with all Debt outstanding pursuant to Section 2.11(c), without duplication, does not exceed the greater of 15% of the Company’s Consolidated Net Tangible Assets measured at the closing date of the Sale and Leaseback Transaction and $200.0 million.

This Section 2.12 has been included in this Supplemental Indenture expressly and solely for the benefit of the Notes.

Section 2.13.       Satisfaction and Discharge; Defeasance.

The provisions of Section 8.1 of the Original Indenture, together with the other provisions of Article VIII of the Original Indenture, shall be applicable to the Notes. The provisions of Section 8.1(b) of the Original Indenture shall apply to the covenants set forth in Section 2.07, Section 2.08, Section 2.11, Section 2.12 of this Supplemental Indenture and the Events of Default in Section 2.14(b)(i), Section 2.14(b)(ii) and Section 2.14(b)(iii) of this Supplemental Indenture as well as to the covenants and Events of Default set forth in the Original Indenture (other than (i) those covenants and Events of Default expressly identified in the Original Indenture as surviving such covenant defeasance and (ii) solely with respect to a failure to comply with any of those covenants expressly identified in the Original Indenture as surviving such covenant defeasance, Section 6.1(d) of the Original Indenture).  In addition, upon any such covenant defeasance pursuant to Section 8.1(b) of the Original Indenture, the Guarantees shall be released as set forth in Section 6.01(a)(iii).

Section 2.14.       Events of Default.

(a)          Solely with respect to the Notes, the first paragraph of Section 6.1 of the Original Indenture shall be amended as follows:

(i)          Clause (d) shall be amended by replacing “90 days” with “60 days” therein.

(b)          The term “Event of Default” as used in this Indenture with respect to the Notes shall include the following described events in addition to those set forth in Section 6.1 of the Original Indenture:

(i)          failure to make the required payment in connection with a Change of Control Triggering Event when due and payable in accordance with Section 2.07;

(ii)         default under any of the Company’s or its Restricted Subsidiaries’ Debt, whether such Debt currently exists or is incurred after the Issue Date, if that default:

(1)         is caused by a failure to pay principal on such Debt at its stated final maturity (after giving effect to any applicable grace periods provided in such Debt) (a “Payment Default”); or

(2)         results in the acceleration of such Debt prior to its express maturity (an “Acceleration Event”),

and (i) in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or an Acceleration Event, aggregates $100 million or more and (ii) in the case of a Payment Default, such Debt is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the Series Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(iii)        any of the Guarantees of the Notes is held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, ceases for any reason to be in full force and effect, or any Guarantor denies or disaffirms its obligations under its Guarantee with respect to the Notes.

ARTICLE 3
APPOINTMENT OF SERIES TRUSTEE

Section 3.01.       Appointment of Series Trustee.

Pursuant to the Original Indenture, the Company hereby appoints the Series Trustee as Trustee under the Original Indenture with respect to, and only with respect to, the Notes and each series of Securities created and issued after the date of this Supplemental Indenture, and vests in and confirms with the Series Trustee all rights, powers, trusts, privileges, duties and obligations of a Trustee under the Indenture with respect to the Notes and each series of Securities created and issued after the date of this Supplemental Indenture, and the Series Trustee hereby accepts such appointment.  There shall continue to be vested in and confirmed with the Original Trustee all of its rights, powers, trusts, privileges, duties and obligations as Trustee under the Original Indenture with respect to each of the series of Securities as to which it has served and continues to serve as Trustee under the Original Indenture.  With respect to each series of Securities for which the Series Trustee serves as Trustee, all references to the Trustee in the Original Indenture shall be understood to be references to the Series Trustee.

Section 3.02.       Appointment of Registrar, Transfer Agent and Paying Agent.

The Company hereby appoints the Series Trustee as Registrar, Transfer Agent and Paying Agent upon whom notices and demands may be served, in each case, with respect to, and only with respect to, the Notes.

Section 3.03.        Corporate Trust Office.

For any purposes relating to the Notes or the Series Trustee, references in the Original Indenture to the office of the Trustee shall be deemed to refer to the Corporate Trust Office of the Series Trustee, which is located at U.S. Bank Trust Company, National Association, Attention:  Global Corporate Trust Services – Administrator, Westinghouse Air Brake Technologies Corporation, 225 W. Station Square Drive, Suite 380, Pittsburgh, PA 15219.

ARTICLE 4
THE ORIGINAL TRUSTEE

Section 4.01.        Acknowledgments.

The Original Trustee hereby acknowledges that it will not serve as the Trustee under the Original Indenture with respect to the Notes or any other series of Securities for which the Series Trustee serves as Trustee; and the parties hereto expressly acknowledge and agree that the Original Trustee shall have no liabilities, duties or obligations of any kind (under the Indenture or otherwise) with respect to the Notes or any other series of Securities for which the Series Trustee serves as Trustee or the issuance thereof and that the Original Trustee shall have no responsibility or liability for the sufficiency or effectiveness of this Supplemental Indenture for any purpose.

Section 4.02.       Duties Under Supplemental Indenture.

The Original Trustee shall have no liabilities, duties or obligations under or in respect of this Supplemental Indenture, and no implied duties or obligations of any kind shall be read into this Supplemental Indenture on the part of the Original Trustee.

ARTICLE 5
THE SERIES TRUSTEE

Section 5.01.       Representations and Warranties.

The Series Trustee hereby represents and warrants to the Original Trustee and the Company that:

(a)          The Series Trustee is qualified and eligible, under the Original Indenture and the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture.

(b)          This Supplemental Indenture has been duly authorized, executed and delivered on behalf of the Series Trustee and constitutes its legal, valid and binding obligation.

ARTICLE 6
GUARANTEES

Section 6.01.       Release of Guarantees.

Section 9A.4(a) of the Original Indenture shall be amended by replacing that section of the Indenture with the following, but only with respect to the Notes:

(a)          Notwithstanding any other provisions of this Indenture, the Guarantee of any Guarantor may be released upon the terms and subject to the conditions set forth in this Section 9A.4.  Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Guarantor pursuant to this Article IX-A shall be unconditionally released and discharged automatically:

(i)          in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(ii)         in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary;

(iii)        upon defeasance or satisfaction and discharge of the Notes as provided in Article VIII of the Original Indenture; or

(iv)        at such time as such Guarantor ceases to guarantee Debt of the Company or a Guarantor, other than any such Debt the guarantee of which by the Guarantor will be released concurrently with the release of the Guarantor’s Guarantee of the Notes; provided that such cessation does not result from payment under such guarantee.

ARTICLE 7
MISCELLANEOUS PROVISIONS

Section 7.01.       Recitals by Company.

(a)          The recitals in this Supplemental Indenture are made by the Company only and not by the Original Trustee or the Series Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, indemnities, powers and duties of the Trustee shall be applicable in respect of the Series Trustee and the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.  No provision of this Indenture shall require the Series Trustee to expend or risk its own funds or incur any liability.  The Series Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense, and it shall have no liability or responsibility for any action or inaction of the Original Trustee or in connection with any series of Securities, other than the Notes and any other series of Securities for which the Series Trustee serves as Trustee.

(b)          It is hereby confirmed that all the rights, powers, trusts and duties of the Original Trustee, as Trustee, under the Indenture, other than this Supplemental Indenture, the Twelfth Supplemental Indenture, dated as of March 11, 2024, and the Fourteenth Supplemental Indenture, dated as of May 29, 2025, each by and among the Company, the subsidiary guarantors party thereto, the Original Trustee and the Series Trustee, solely in respect of all Series of the Securities which have been issued prior to the date of this Supplemental Indenture and remain outstanding and for which the Original Trustee has served and continues to serve as Trustee under the Original Indenture, shall continue to be vested in the Original Trustee.

Section 7.02.       Application to Notes Only.

Except as expressly provided herein with respect to the replacement of the Original Trustee with the Series Trustee with respect to Securities created and issued after the date of this Supplemental Indenture, each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Original Indenture shall apply only to the Notes established hereby and not to any future series of Securities established under the Original Indenture.  Nothing herein shall constitute an amendment, supplement or waiver requiring approval of any of the holders of any existing Securities of a Series pursuant to Section 9.2 of the Original Indenture.

Section 7.03.       Benefits.

Nothing contained in this Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company, the Original Trustee and the Series Trustee any right or interest to avail itself of any benefit under any provision of the Original Indenture, the Notes or this Supplemental Indenture.

Section 7.04.       Effective Date.

This Supplemental Indenture shall be effective as of the date first above written upon the execution and delivery hereof by each of the parties hereto.

Section 7.05.       Ratification.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof remain in full force and effect.

Section 7.06.       Concerning the Original Trustee and the Series Trustee.

(a)          Nothing contained herein or in the Original Indenture shall constitute the Original Trustee and the Series Trustee as co-trustees of the same trust and each of the Original Trustee and the Series Trustee shall be a Trustee of a trust or trusts under the Original Indenture separate and apart from any trust or trusts administered by any other such Trustee.

(b)          The Company’s obligation and covenant to reimburse each of the Original Trustee and the Series Trustee for reasonable disbursements, advances and expenses and to indemnify and hold harmless each of the Original Trustee and the Series Trustee, as applicable, pursuant to, and in accordance with, the terms of Section 7.6 of the Original Indenture shall extend to any and all loss, liability or expense incurred by the Original Trustee or the Series Trustee, as applicable (without gross negligence or willful misconduct in each instance on the part of Original Trustee or Series Trustee, as applicable, and the action or inaction of one trustee shall not affect the rights, protections and indemnities of any other trustee), arising out of or in connection with any series of the Securities under the Indenture, regardless of whether the Original Trustee or the Series Trustee, as applicable, is the respective Trustee of such series of the Securities.

Section 7.07.       Separability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.08.       Counterparts; Electronic Signatures.

This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

Section 7.09.       GOVERNING LAW.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to be duly executed, all as of the day and year first above written.

Westinghouse Air Brake Technologies Corporation

By:	/s/ John A. Olin
	Name:	John A. Olin
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifteenth Supplemental Indenture]

Guarantors:

GE Transportation, a Wabtec Company
Transportation Systems Services Operations Inc.
Wabtec Components LLC
Wabtec Railway Electronics Holdings, LLC
Wabtec Transportation Systems, LLC

By:	/s/ Kelly L. Pietracatello
	Name:	Kelly L. Pietracatello
	Title:	Assistant Secretary of each of the above

RFPC Holding Corp.
Wabtec Holding, LLC

By:	/s/ Kelly L. Pietracatello
	Name:	Kelly L. Pietracatello
	Title:	Secretary and Assistant Treasurer of each of the above

Wabtec US Rail, Inc.

By:	/s/ Kelly L. Pietracatello
	Name:	Kelly L. Pietracatello
	Title:	Secretary

Transportation IP Holdings, LLC

By:	/s/ James Winget
	Name:	James Winget
Title: Vice President and Secretary

[Signature Page to Fifteenth Supplemental Indenture]

Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association), as Original Trustee

By:	/s/ Eric Schlemmer
	Name:	Eric Schlemmer
	Title:	Vice President

[Signature Page to Fifteenth Supplemental Indenture]

U.S. Bank Trust Company, National Association,
as Series Trustee

By:	/s/ Christina Bruno
	Name:	Christina Bruno
	Title:	Vice President

[Signature Page to Fifteenth Supplemental Indenture]

Exhibit A

FORM OF

5.900% SENIOR NOTE DUE 2037

[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.]*

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

WESTINGHOUSE AIR BRAKE TECHNOLOGIES
CORPORATION

$

5.900% SENIOR NOTE DUE 2037

No.	CUSIP No. 960386 AU4 ISIN No. US960386AU45

* Insert in Global Securities.

Westinghouse Air Brake Technologies Corporation, a corporation organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns (the “Holder”), the principal sum of                   ($              ) on February 25, 2037 (the “Stated Maturity”), and to pay interest thereon from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from and including the Issue Date, semi-annually, in cash, in arrears on February 25 and August 25 of each year (each, an “Interest Payment Date”), commencing on February 25, 2027, at a rate of 5.900% per annum until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note is registered at the close of business on the preceding February 10 or August 10, as applicable (each, a “Regular Record Date”) (whether or not a Business Day); provided that the interest payable at the Stated Maturity will be paid to the Person to whom principal is payable.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Series Trustee, notice of which shall be given to Holders of the Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Depositary and any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by the Depositary and such exchange or automated quotation system.

Payments of interest on the Notes will include interest accrued to but excluding the respective Interest Payment Dates.  Interest payments for the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  If any Interest Payment Date falls on a day that is not a Business Day, the payment of the interest payable on such date will be made on the next succeeding Business Day, and no interest shall accrue on the amount of interest due on that Interest Payment Date for the period from and after such Interest Payment Date to the date of payment. If the Stated Maturity is not a Business Day, the related payment of interest and principal on such Stated Maturity shall be made on the next succeeding Business Day, as if it were made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Stated Maturity.

Payment of the principal of and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Note being made upon surrender of such Note to a Paying Agent; provided, however, that payment of interest, subject to such surrender where applicable, (i) may be made at the Company’s option by check mailed to the address of the Person entitled thereto as such address shall appear in the records maintained by the Registrar or the Company and (ii) in the case of any Global Security, must be made by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Series Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Series Trustee referred to on the reverse hereof by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Series Trustee

Dated:	By:
Authorized Signatory

REVERSE OF SENIOR NOTE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of August 8, 2013, as supplemented by a Second Supplemental Indenture dated as of November 3, 2016 (together, the “Original Indenture”), among the Company, the Guarantors (as defined in the Indenture) and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as Original Trustee (herein called the “Original Trustee”, which term includes any successor to the Original Trustee under the Indenture), and a Fifteenth Supplemental Indenture dated as of November 4, 2026 (the “Supplemental Indenture,” the Original Indenture, as supplemented by the Supplemental Indenture and as further amended or supplemented from time to time, herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors, the Original Trustee and U.S. Bank Trust Company, National Association, as Series Trustee (herein called the “Series Trustee”, which term includes any successor to the Series Trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Original Trustee, the Series Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof (the “Notes”) which is unlimited in aggregate principal amount.

The Notes are redeemable, in whole or in part, at any time, in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Series Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute, or to order or direct the Series Trustee to institute, any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Series Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding shall have made written request to the Series Trustee to institute proceedings in respect of such Event of Default as Series Trustee and offered the Series Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request, the Series Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding and no direction inconsistent with such written request has been given to the Series Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the Notes or of the Indenture shall alter or impair the obligation of the Company or any Guarantor, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on the Notes at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable with the Registrar, upon surrender of this Note for registration of transfer at the office or agency of the Registrar or the Company in a place for payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Note or Notes to be exchanged at the office or agency of the Registrar or the Company.

No service charge shall be made for any such registration of transfer or exchange of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Series Trustee and any agent of the Company or the Series Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, the Series Trustee and any such agent shall be affected by notice to the contrary.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

ASSIGNMENT FORM

To assign this Note, fill in the following form:

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

(please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Section 2.07 of the Supplemental Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 2.07 of the Supplemental Indenture, state the principal amount (must be at least $2,000 and integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears
on the other side of the Security)

Signature Guaranteed:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

[FORM OF NOTATION RELATING TO GUARANTEE]

NOTATION OF GUARANTEE

Each Guarantor signing below has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of and interest on the Securities to which this notation is affixed and all other amounts due and payable under the Indenture and the Securities to which this notation is affixed by the Company.

The obligations of each Guarantor to the Holders of Securities to which this notation is affixed and to the Series Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX-A of the Original Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

No past, present or future stockholder, officer, director, member, manager, partner, employee or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, member, manager, partner, employee or incorporator.  Each Holder of a Note by holding a Note waives and releases all such liability.  This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of a Note by holding a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

GE Transportation, a Wabtec Company
RFPC Holding Corp.
Transportation IP Holdings, LLC
Transportation Systems Services Operations Inc.
Wabtec Components LLC
Wabtec Holding, LLC
Wabtec Railway Electronics Holdings, LLC
Wabtec Transportation Systems, LLC
Wabtec US Rail, Inc.

By:

Name:

Title: